EXHIBIT 5

July 7, 2005

Western Massachusetts Electric Company
One Federal Street, Building 111-4
Springfield MA 01105

Re:	Western Massachusetts Electric Company Senior Notes

Ladies and Gentlemen:

I am Assistant General Counsel of Northeast Utilities Service Company, a service company affiliate of Western Massachusetts Electric Company (the "Company"), and have acted as counsel to the Company in connection with the proposed public offering from time to time of up to $50,000,000 in the aggregate principal amount of the Company’s Senior Notes (the "Senior Notes"), to be issued in one or more series pursuant to a supplemental indenture to the Indenture dated as of September 1, 2003 between the Company and The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), as it may be amended by one or more Supplemental Indentures to be entered into in connection with the creation and issuance of each series of Senior Notes (each, a "Supplemental Indenture"). In connection with the proposed offering, the Company has filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering the Senior Notes under the Securities Act of 1933, as amended (the "Act"), for sale pursuant to one or more underwriting or similar agreements (each, an "Underwriting Agreement").

I have examined originals, or copies certified to my satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based on the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that, when the Senior Notes, in substantially the form set forth in the Senior Note Indenture and the applicable Supplemental Indenture, shall have been authorized, executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture and the applicable Supplemental Indenture, including receipt of the consideration provided therefor, the Senior Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.   The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

A. At or prior to the time of the delivery of any Senior Note:

(i) the Board of Directors of the Company shall have duly established the terms of such Senior Notes, and the Board of Directors of the Company, and if necessary the stockholders of the Company, shall have duly authorized and taken any other necessary action to approve the issuance and sale of such Senior Notes in conformity with the Company’s Articles of Organization, as amended through such time, and such authorization shall remain in effect and unchanged at all times during which the Senior Notes are offered and shall not have been modified or rescinded;

(ii) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;   (iii) a prospectus supplement (a "Prospectus Supplement") shall have been prepared and duly filed with the Commission describing the Senior Notes offered thereby;

(iv) the terms of the Senior Notes do not violate any applicable law, any debt securities of the Company or result in a default or breach of any agreement binding upon the Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;

(v) all Senior Notes will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Senior Notes;

(vi) the Underwriting Agreement shall have been duly authorized, executed and delivered and the Senior Notes shall have been issued and sold in accordance with the terms and conditions of the Underwriting Agreement.

B. I express no opinion regarding the effectiveness of any waiver in respect of the Senior Notes of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

C. My opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors’ rights generally, and (b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Senior Notes or the Senior Note Indenture, or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor’s rights generally.

D. In addition, I express no opinion as to any provisions of the Senior Notes or the Senior Note Indenture regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Senior Notes or the Senior Note Indenture, or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Senior Notes or the Senior Note Indenture.

E. This opinion is limited to the current laws of the State of New York, the current federal laws of the United States, and to the limited extent set forth below, the current laws of the Commonwealth of Massachusetts, and to the facts as they exist on the date hereof. I am not admitted to practice law in the Commonwealth of Massachusetts, but I am generally familiar with the laws of such Commonwealth and have made such inquiries as I considered necessary to render my opinion. I express no opinion as to matters involving the laws of any jurisdiction other than the States of New York and the Commonwealth of Massachusetts and the United States. I undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to our attention after the date hereof.

This opinion is furnished only to you in connection with the transactions contemplated by the Registration Statement and Underwriting Agreement and is solely for your benefit. Other than as stated below, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent (including by any person that acquires Senior Notes from you).

I hereby consent to the reference to me under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Jeffrey C. Miller

Jeffrey C. Miller
Assistant General Counsel
Northeast Utilities Service Company